Exhibit 10.2
FIRST AMENDMENT TO THE
EMPLOYMENT AGREEMENT OF BRIAN BOCK

This FIRST AMENDMENT TO THE EMPLOYMENT AGREEMENT OF BRIAN BOCK (the “Amendment”) is entered into this 10th day of December 2021 (the “Effective Date”), by and between BRIAN BOCK (the “Executive”) and EXICURE, INC. (the “Company”).
RECITALS
WHEREAS, the Company and the Executive have entered into that certain Employment Agreement effective April 16, 2021 (the “Executive Agreement”); and
WHEREAS, the Company and the Executive desire to employ the Executive as its Chief Executive Officer and the Executive desires to accept such employment and to perform the duties to the Company on the terms and conditions hereinafter set forth in this Amendment; and
WHEREAS, the Company and the Executive wish to amend the Executive Agreement as set forth in this Amendment.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other valid consideration, the sufficiency of which is acknowledged, the parties hereto agree as follows:
AGREEMENT
1.Amendment to Section 2. Section 2 of the Executive Agreement is hereby replaced in its entirety as follows:

Position and Duties. Subject to the terms and conditions of this Agreement, Executive shall serve as the Company’s Chief Executive Officer, and shall have the duties, responsibilities and authority of an executive serving in such position, and such other duties as may be assigned and/or prescribed from time to time by the Company’s Board of Directors (the “Board”). Executive shall report directly to the Board. Executive agrees promptly and faithfully to comply with (i) all reasonable and lawful directions and requests of the Board or a designated committee thereof and (ii) all present and future policies of the Company in connection with the Company’s business. While serving as Chief Executive Officer of the Company, Executive shall serve on the Board of the Company. At the Company’s request, Executive shall serve the Company and/or its subsidiaries and affiliates in such other capacities in addition to the foregoing as the Company shall designate, provided that such additional capacities are consistent with Executive’s position as the Company’s Chief Executive Officer. In the event that Executive serves in any one or more of such additional capacities, Executive’s compensation shall not automatically be increased on account of such additional service beyond that specified in this Agreement. Except with the prior written approval of the Board (which may grant or withhold in its sole and absolute discretion), Executive shall devote substantially all of Executive’s working time, attention, and energies to the business of the Company, except during any paid vacation or other excused absence periods. Nothing in this section prevents Executive from (i) engaging in additional activities in connection with personal investments and community affairs, and (ii) serving as a member of the board of directors of no more than one (1) organization that is not a competitor of the Company and is approved by the Board (such approval not to be unreasonably withheld); provided such activities do not individually or in the aggregate interfere with the performance of Executive’s duties under this Agreement, do not violate the Company’s standards of conduct then in effect, comply with the

Company’s insider trading policies, or raise a conflict under the Company’s conflict of interest policies.
2.Amendment to Section 4.

a.Section 4(a) is hereby replaced in its entirety as follows:
(a)    Base Salary. As compensation for Executive’s performance of Executive’s duties hereunder, Executive shall receive a base salary at the rate of five hundred and twenty-five thousand ($525,000) per year (the “Base Salary”), subject to standard payroll deductions and withholdings and payable in accordance with the Company’s normal payroll practices. Executive’s Base Salary shall be reviewed by the Board for possible adjustment annually. The Base Salary shall be reviewed for adjustments by the Compensation Committee of the Board (the “Compensation Committee”) in good faith, and the Compensation Committee may, but is not required to, amend the Base Salary; provided, that Executive’s Base Salary may only be decreased as part of an across-the-board reduction in base salaries of all Company executive officers, with the percentage reduction in Executive’s Base Salary being not greater than the percentage reduction applicable to other executive officers. The term “Base Salary” shall refer to the Base Salary as may be in effect from time to time.
b.Section 4(b) is hereby amended as follows: “40%” is replaced by “50%.”
c.Section 4(e)(vi) is amended by removing the following two sentences therefrom: “This payment and any additional payment is subject to a two-year quarterly graded claw back, in the event that Executive terminates employment voluntarily or if the Executive is terminated by Company for Cause within two years of Effective Date. Such repayment is to be paid within 30 days following such termination.”
d.Section 4(f) is hereby added as a new paragraph immediately following subsection 4(e), as follows:
(f)    Retention Bonus. Subject to Executive’s continued employment from the Effective Date through January 31, 2022 (the “Retention Period”), the Company will pay Executive a one-time retention bonus of $180,000 (the “Retention Bonus”), subject to applicable tax withholdings, as soon as practicable and no later than five business days after the completion of the Retention Period.
It is intended that the Retention Bonus satisfies, to the greatest extent possible, the exemption from the application of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) provided under Treasury Regulations Section 1.409A-1(b)(4) and in all cases will be paid not later than March 15 of the year following the year in which your right to such amount became vested (though, as stated above, the Company shall pay the Retention Bonus within five business days of January 31, 2022).
3.Amendment to Section 5.

a.Section 5(c)(i) of the Executive Agreement is hereby replaced in its entirety as follows:

The Company shall pay Executive continuation of twelve (12) months of Executive’s annual Base Salary, as in effective immediately prior to Executive's termination of employment hereunder, payable during the 12-month period following Executive's termination of employment in the form of salary continuation in accordance with the Company's normal payroll practices;
b.Section 5(d)(i) of the Executive Agreement is hereby replaced in its entirety as follows:
The Company shall pay Executive continuation of eighteen (18) months (“Benefit Period”) of Executive’s annual Base Salary, as in effect immediately prior to Executive’s termination of employment hereunder, payable following Executive’s termination of employment in the form of salary continuation in accordance with the Company’s normal payroll practices;
    c.    Section 5(d)(ii) is hereby replaced in its entirety as follows:
The Company shall pay Executive an annual cash bonus equal to Executive’s annual Target Bonus as set forth in Section 3(b) for the year in which the termination of employment occurs, payable no later than 30 days after the effective date of the release contemplated in Section 5(f);

    d.    Line six of Section 5(d)(iv) is hereby amended by replacing “twelve (12)” with “eighteen (18).”
4.The Company and the Executive further agree that this Amendment does not constitute grounds for “Good Reason” pursuant to Section 5(c) or 5(d) of the Executive Agreement, or otherwise constitute any trigger for the Company’s payment of any severance benefits to Executive pursuant to the Executive Agreement.

5.The Executive voluntarily waives his right to receive the $60,000 second tranche of his previously negotiated sign-on bonus, which would have been paid by the Company in December 2022 pursuant to Section 4(c) of the Executive Agreement, assuming Executive’s continued employment.
6.The Executive confirms that he has read this Amendment, understands the terms thereof and has had sufficient opportunity to obtain independent legal advice.

7.Except as modified or amended in this Amendment, no other term or provision of the Executive Agreement is amended or modified in any respect. The Executive Agreement, and its exhibits, along with this Amendment, the Indemnification Agreement, the Plan and the Award Agreement, set forth the entire understanding between the parties with regard to the subject matter hereof and supersedes any prior oral discussions or written communications and agreements. This Amendment cannot be modified or amended except in writing signed by the Executive and an authorized officer of the Company.

[Signature page follows]

The parties have executed this FIRST AMENDMENT TO THE EMPLOYMENT AGREEMENT OF BRIAN BOCK on the day and year first written above.

EXICURE, INC.

/s/ Timothy P. Walbert
Timothy P. Walbert
Chairman of the Board of Directors
EXECUTIVE

/s/ Brian C. Bock
Brian C. Bock

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